UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2005

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01. Other Events

On April 14, 2005, Rudolph Technologies, Inc. (the "Company") accelerated the vesting of all unvested stock options awarded to employees, officers and other eligible participants under the Company's 1999 Stock Plan.  A total of 959,059 options to purchase shares of Rudolph stock will become immediately exercisable, however only 86,984 of the stock options, or 9% of the total accelerated shares, were "in the money."  These options were typically scheduled to incrementally vest beginning on the first anniversary of their respective grant date.  The Company will recognize a de minimus charge in the second quarter of 2005 as a result of the acceleration.

The Company is taking this action because it will produce a more favorable impact on the Company's future results of operations in light of the Company's anticipated adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" ("FAS 123(R)"), effective January 1, 2006.  By accelerating the vesting of these options, the Company believes it will save approximately $7.0 million in future compensation expense that would have been required to be expensed, beginning January 1, 2006, over the remaining option lives using its current valuation models.

Effective May 1st, the Company will also amend its Employee Stock Purchase Plan ("ESPP").  The amendments will remove the "look back" provision, that was previously a part of the ESPP and reduce the discount for purchasing shares of the Company's stock to five percent.  These modifications to the ESPP are also being made as a result of the Company's anticipated adoption of FAS 123(R).

Safe Harbor Statement
This foregoing contains forward-looking statements.  These statements are neither promises not guarantees but involve risks and uncertainties, both known and unknown, that could cause the Company to experience financial results that differ materially from our expectations.  These statements are based on current management expectations and analysis.  These forward-looking statements include all statements regarding the accounting treatment for stock options, the estimated impact of the acceleration of vesting on compensation expense or otherwise and all statements other than those made solely with respect to historical fact.  Actual results may differ materially from those projected due to a number of risks, including, but not limited to the possibility that the acceleration of vesting referred to will be determined to be "non-substantive"; with the result that the Company will be required to recognize share-based compensation expense in amounts that may be greater or less than those specified above in future periods; the possibility that subsequent pronouncements or interpretations of the FASB or other regulatory bodies may alter the accounting treatment prescribed for stock options.  The matters discussed above also involve risks and uncertainties summarized under the heading "Factors that May Affect Future Results" in Rudolph Technologies' Form 10-K filed for the year ended December 31, 2004.  These factors are updated from time to time through the filing of reports and registration statements with the Securities and Exchange Commission.  Rudolph Technologies does not assume any obligation to update the forward-looking information contained above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: April 15, 2005	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer